UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2025

PANGAEA LOGISTICS SOLUTIONS LTD.
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-36798	98-1205464
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

c/o Phoenix Bulk Carriers (US) LLC
109 Long Wharf, Newport, Rhode Island 02840
(Address of Principal Executive Offices) (Zip Code)

(401) 846-7790
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock	PANL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2025, Christina Tan resigned from the Board of Directors (the “Board”) of Pangaea Logistics Solutions Ltd. (the “Company”) effective immediately prior to the appointment of Eugene I. Davis to the Board, as discussed below. Ms. Tan’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

Pursuant to the Investor and Registration Rights Agreement dated as of December 30, 2024, by and between the Company and Strategic Shipping Inc. (the “Agreement”), Strategic Shipping Inc. has nominated Eugene I. Davis to serve as an Investor Designee, as defined in the Agreement, to fill the vacancy on the Board upon the effectiveness of Ms. Tan’s resignation.

On December 18, 2025, effective upon Ms. Tan’s resignation, the Board, on the recommendation of its Nominating and EGS Committee, appointed Eugene I. Davis to the Board as a Class II director. The Board has affirmatively determined that Mr. Davis is independent under applicable rules of the Nasdaq Stock Market.

Mr. Davis has 40 years of experience advising companies across various industries on matters related to shareholder value creation and corporate strategy. He is the Chairman and Chief Executive Officer of PIRINATE Consulting Group LLC. In addition, Mr. Davis serves as the Chairman of the Board of Directors and the chairman of the Audit Committee of the Board of Directors of WW International Inc., and as a member of the Board of Directors of Spirit Aviation Holdings Inc., where he is the chairman of the Audit Committee.

Mr. Davis will receive compensation consistent with the Company’s standard compensation program for non-employee directors.

Mr. Davis is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K or, except as described above, any arrangement or understanding with any other person pursuant to which he was selected as a director.

Item 7.01	Regulation FD Disclosure

On December 18, 2025, the Company issued a press release announcing Ms. Tan’s resignation from the Board and the appointment of Mr. Davis to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
99.1	Press Release dated December 18, 2025
104	Cover Page Interactive Data File ( embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2025

PANGAEA LOGISTICS SOLUTIONS LTD.

By:	/s/ Gianni Del Signore
Name: Gianni Del Signore Title: Chief Financial Officer